CONTACT:
James Frakes
Chief Financial Officer
NTN Communications, Inc.
(888) 752-9686 x 1263
James.Frakes@ntn.com

                      NTN COMMUNICATIONS announces RESULTS
                             for FIRST QUARTER 2005

     o iTV Network Registers Highest Q1 Domestic Site Growth in 8 Years
     o Fourth Consecutive Quarter of Strong iTV Network Site Growth
     o Buzztime Expands Agreement with Comcast and Records Development and License Revenues

CARLSBAD, CA, May 10, 2005 -- NTN Communications, Inc. (AMEX: NTN), a leader in interactive communications and entertainment products for the home and for the hospitality industry, today announced results for the first quarter ended March 31, 2005. NTN will host a live webcast and conference call today at 1:00 pm EDT to discuss the results (see conference call details below).

First Quarter 2005 Results

Consolidated Results

Consolidated revenues increased by 7.5% to $9.51 million in the first quarter of 2005, compared to revenues of $8.84 million in the first quarter of 2004. The company reported a consolidated net loss of $1,347,000, or $(0.03) per common share for the 2005 period, which was a $53,000 increase over the net loss of $1,294,000, or $(0.02) per common share in the 2004 period. The $1.35 million net loss represented the combination of a net loss of $684,000 from the NTN Hospitality Technologies division and a net loss of $663,000 from NTN's Buzztime subsidiary.

Hospitality Technologies Division Results

Revenues for the Hospitality Technologies division increased by $412,000, or 4.7%, to $9,213,000 in the first quarter of 2005, compared to revenues of $8,801,000 in the first quarter of 2004. The revenue growth arose primarily from the NTN iTV Network both domestically and in Canada.

NTN iTV Network's net site growth of 45 sites in the United States in the first quarter of 2005 was the strongest first quarter net site growth in eight years. NTN historically has posted losses in its domestic net site count in the first quarter due in part to the end of the football season occurring in that period. The net site growth of 45 gave the company a 119-site quarterly improvement over a 2004 first quarter loss of 74 sites, and was well above an average first quarter loss of 57 sites over the previous seven years. The quarter ended with a record U.S. site count of 3,354, which was 307 sites higher than at March 31, 2004. Management attributes this success to the marketing launch of its new NTN Blast content, including the Texas Hold `em poker game, and a restructured sales force.

The NTN Hospitality Technologies division's net loss of $684,000 in the first quarter of 2005 represented an increased loss of $372,000 from a net loss of $312,000 in the first quarter of 2004. Within the Hospitality Technologies division, the three segments posted the following revenue and income contributions:

                                                    Three Months Ended March 31,
                                                       2005              2004
                                                       ----              ----
Revenues by Segment:
 NTN iTV Network                                   $ 6,793,000      $ 6,316,000
 NTN Wireless                                        1,466,000        1,539,000
 Software Solutions                                    954,000          946,000
                                                    ----------       ----------
   Hospitality Technologies Division Revenues      $ 9,213,000      $ 8,801,000
                                                     =========        =========

Income (Loss) by Segment:
 NTN iTV Network                                   $  (63,000)      $   197,000
 NTN Wireless                                          49,000            55,000
 Software Solutions                                  (670,000)         (564,000)
                                                     --------          --------
 Hospitality Technologies Division Income (Loss)   $ (684,000)      $  (312,000)
                                                     =========         =========

Net Income in the three segments is addressed as follows:

a) The earnings of the NTN iTV Network segment declined as a result of several cost items summing to $537,000 as follows:

 1. Sarbanes-Oxley-related costs of $141,000, including related internal audit expenses, with no comparable expense in the Q1 2004.

 2. $184,000 of expenses relating to the UK trial with no comparable expense in the Q1 2004.

 3. An increase in technical site visits and freight and shipping of $159,000 as the company moved to aggressively install new sites and upgrade software in existing sites.

 4. Increased non-cash stock based compensation expense of $53,000.

Without these charges, the NTN iTV Network segment net income would have been $277,000 higher in the first quarter of 2005 than in 2004. Management believes that going forward in 2005, Sarbanes-Oxley-related costs will decline as we move into year two of that government mandate.

b) Earnings in the Wireless Segment were negatively impacted in periods by approximately $40,000 in legal fees incurred while successfully defending a lawsuit from a competitor. On March 2nd 2005, the court dismissed the competitor's litigation under a settlement agreement without liability or any payment by NTN to the other party.

c) The increased loss in the Software Solutions segment was due to a $276,000 one-time, non-cash charge related to the spin off of some of the segment's software products to Intura Solutions LP that reflected the transfer of certain of our intangible assets to Intura. Without that non-cash charge, the segment would have posted a reduced loss of $170,000. That economic improvement was due to personnel reductions at that segment. Following the Intura transaction, we are now focusing on our reservation and table management products, which we believe show strong potential.

Buzztime Subsidiary Results

Buzztime revenues increased by $251,000 to $294,000 in the first quarter of 2005 from $43,000 in the first quarter of 2004. The primary components in the $251,000 revenue increase were an incremental $188,000 revenue under the Trial Agreement with Comcast Cable that related to a combination of technology development work, equipment installations and license fees and an incremental $40,000 in consumer subscription fees via our distribution through wireless/mobile phones and satellite television companies.

The net loss for Buzztime was $663,000 in the first quarter of 2005, a reduction of $319,000, or 32.5%, from the net loss of $982,000 in the first quarter of 2004.

NTN posted consolidated EBITDA of $(333,000) in the first quarter of 2005 compared to EBITDA of $(314,000), a decrease of $19,000. The NTN Hospitality Technology division posted EBITDA of $173,000 in the first quarter of 2005 versus $547,000 in the 2004 period.

"We are very pleased with the positive long-term trends of the operations," stated chairman and CEO Stanley B. Kinsey. "In Buzztime, our revenues and relationships with the cable operators strengthened while we increased licensing revenues from satellite and mobile markets. We also expect to recognize retail license revenues in Q2 from our new Buzztime plug-and-play retail electronic home game.

"Our Hospitality Technologies business is getting stronger as can be seen by the normalized numbers. The fantastic increase in iTV Network site count will drive substantial recurring iTV revenues. Meanwhile, we have made improvements to our Software Solutions business and have begun in Q2 to book the first solid revenues from that segment's customer management products. Finally, we maintain a positive outlook for the UK market as our trial demonstration period is showing several reasons for long-term optimism."

Conference Call

A conference call to review the first quarter earnings is scheduled for today at 1:00 pm. EDT. Investors may access the teleconference call by dialing (800) 795-1259 approximately 15 minutes prior to the starting time and ask to be connected to the NTN Communications First Quarter Earnings Conference Call.
International callers please dial (785) 832-0326. This call is also being simultaneously webcast and can be accessed at NTN Communications' web site at www.ntn.com.

A replay will be available beginning on immediately following the conclusion of the conference call through May 24, 2005 at 11:59 p.m. EST. Please dial (800) 839-4198 to access the replay. International callers please dial (402) 220-2988.

An archive of the webcast will also be available on the Company's Web site at www.ntn.com.

About NTN Communications, Inc. Based in Carlsbad, CA, NTN Communications, Inc. is the parent corporation of the NTN Hospitality Technologies division and Buzztime Entertainment, Inc., a subsidiary. The NTN Hospitality Technologies division, which focuses on the out-of-home hospitality industries, is comprised of the NTN interactive Television (iTV) Network, NTN Wireless Communications, Inc. and NTN Software Solutions, Inc. The iTV Network is the largest out of home interactive entertainment network in the world and provides a promotional service to our hospitality customers. The NTN iTV Network delivers entertainment and sports game content engaging more than 1.7 million players and reaching more than 6 million unique customers each month in over 3,600 North American hospitality locations. NTN Wireless(TM) manufactures, sells, and repairs paging equipment to over 2,700 restaurants, as well as providing on site messaging solutions for hospitals, church and synagogue nurseries, salons, business offices and retail establishments. NTN Software Solutions develops and markets restaurant management software products to over 3,400 restaurants. NTN Hospitality Technologies provides services to leading restaurants such as
Applebee's, Buffalo Wild Wings, The Cheesecake Factory, Darden Restaurants, Domino's Pizza, Gaylord Entertainment, MGM MIRAGE, TGIFriday's and more. Buzztime Entertainment, Inc. produces Buzztime(R), the interactive trivia channel, and live sports prediction games such as QB1(R) from its live interactive broadcast studio. Buzztime's multiplayer games are available on the NTN iTV Network, cable television, satellite television, mobile phones and airplanes. Buzztime's partners include: Media General, Inc., Echostar, Airborne Entertainment, Cadaco, DTI Software, America West Airlines, Liberate Technologies, Digeo Inc., ICTV and the National Football League.

This release contains forward-looking statements which reflect management's current views of future events and operations, including, but not limited to, statements pertaining to the expected reduction in the cost of Sarbanes-Oxley compliance efforts, future expansion in the hospitality and cable industry as well as in the satellite, mobile and in-home retail markets, introduction of new products such as NTN Blast, including Texas Hold 'Em poker, changes in business lines such as the reduction in losses of Software Solutions, ongoing sales growth in the iTV Network, expected reductions in the cost of a site installation in the iTV Network, expected improvement in iTV Network advertising sales and consummation of contracts such as the national agreement with a cable operator, are all based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include the risk of changing economic conditions, failure of product demand or market acceptance of both existing and new products, delays in closing of sales or agreements, unforeseen and uncontrollable increases in expenses or costs and the impact of competitive products and pricing. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of NTN's Form 10-K/A for the year ended December 31, 2004 and the Company's Prospectus Supplement dated January 27, 2004 to the registration statement on Form S-3, which are on file with the Securities and Exchange Commission. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof, and NTN does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

       For additional free information on NTN Communications at no charge, please call 1-800-PRO-INFO and enter ticker symbol NTN

                             -- Tables to Follow --

                    NTN COMMUNICATIONS, INC. AND SUBSIDIARIES

                      Consolidated Statements of Operations

                                               Three Months Ended March 31,
                                              ------------------------------
                                                  2005              2004
                                              ------------      ------------

Revenues:
   NTN Hospitality Technologies
    revenues                                  $9,213,000         $8,799,000
   BUZZTIME service revenues                     294,000             43,000
   Other revenues                                     --              2,000
                                              -----------        -----------
         Total revenues                        9,507,000          8,844,000
                                              -----------        -----------

Operating expenses:
   Direct operating costs                      3,420,000          3,102,000
   Selling, general and
    administrative                             6,326,000          6,144,000
   Litigation, legal and
    professional fees                            380,000            378,000
   Non-cash charge related oo
    software product sale                        276,000                 --
   Stock based compensation                      107,000             54,000
   Depreciation and amortization                 255,000            336,000
   Research and development                       59,000             84,000
                                              -----------        -----------
         Total operating expenses             10,823,000         10,098,000
                                              -----------        -----------

Operating loss                                (1,316,000)        (1,254,000)
                                              -----------        -----------

Other income (expense):
   Interest income                                26,000             19,000
   Interest expense                              (24,000)           (38,000)
                                              -----------        -----------
          Total other income (expense)             2,000            (19,000)
                                              -----------        -----------


Net loss before income taxes                  (1,314,000)        (1,273,000)

Provision for income taxes                       (33,000)           (21,000)
                                              -----------        -----------

           Net loss                          $(1,347,000)       $(1,294,000)
                                              ===========       ============

Net loss per common share - basic
 and diluted
   Net loss per share                             $(0.03)            $(0.02)
                                             =============      ============

Weighted average shares outstanding
 - basic and diluted                          53,222,000         51,871,000
                                             ============       ============

EBITDA Reconciliation:
Net loss                                     $(1,347,000)       $(1,294,000)
add back:
   Interest expense, net                          (2,000)            19,000
   Provision for income taxes                     33,000             21,000
   Depreciation and amortization                 983,000            940,000
                                             ------------        -----------
EBITDA                                       $  (333,000)         $(314,000)
                                             ============       ============

     EBITDA (earnings before interest, taxes, depreciation and amortization) is not intended to represent a measure of performance in accordance with generally accepted accounting principles ("GAAP"). EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring the Company's operating performance.

                    NTN COMMUNICATIONS, INC. AND SUBSIDIARIES

                      Statements of Operations by Business

     For the purposes of this presentation, Hospiality Technologies division information includes certain "Other Revenues," which are not material.

                                 For the Three Months Ended March 31, 2005
                                 -----------------------------------------
                                  Hospitality
                                 Technologies       Buzztime       Total
                                 ------------       --------    -----------
Revenues                          $9,213,000        $294,000    $9,507,000
Operating expenses                 9,867,000         956,000    10,823,000
                                 ------------       --------    -----------
Operating income (loss)             (654,000)       (662,000)   (1,316,000)
Other income (expense)                 3,000          (1,000)        2,000
                                 ------------       --------    -----------
Income (loss) before
 income tax                         (651,000)       (663,000)   (1,314,000)
Provision for income taxes           (33,000)             --       (33,000)
                                 ------------       --------    -----------
Net income (loss)                  $(684,000)      $(663,000)  $(1,347,000)
                                 ============      =========   ============

EBITDA Calculation:
Net income (loss)                  $(684,000)      $(663,000)  $(1,347,000)
less:
Interest expense, net                 (3,000)          1,000        (2,000)
Provision for income taxes            33,000              --        33,000
Depreciation & amortization          827,000         156,000       983,000
                                  ------------       --------    -----------
EBITDA                              $173,000       $(506,000)    $(333,000)
                                  ============      =========   ============

                                  For the Three Months Ended March 31, 2004
                                   Hospitality
                                  Technologies      Buzztime      Total
                                  ------------       --------    -----------
Revenues                          $8,801,000         $43,000    $8,844,000
Operating expenses                 9,073,000       1,025,000    10,098,000
                                  ------------       --------    -----------
Operating income (loss)             (272,000)       (982,000)   (1,254,000)
Other income (expense)               (19,000)             --       (19,000)
                                  ------------       --------    -----------
Income (loss) before
 income tax                         (291,000)       (982,000)   (1,273,000)
Provision for income taxes           (21,000)             --       (21,000)
                                  ------------       --------    -----------
Net income (loss)                  $(312,000)      $(982,000)  $(1,294,000)
                                  ============      =========   ============

EBITDA Calculation:
Net income (loss)                  $(312,000)      $(982,000)  $(1,294,000)
less:
 Interest expense, net                 19,000             --        19,000
 Provision for income taxes            21,000             --        21,000
 Depreciation & amortization          819,000        121,000       940,000
                                  ------------       --------    -----------
 EBITDA                              $547,000      $(861,000)    $(314,000)
                                  ============      =========   ============

     EBITDA (earnings before interest, taxes, depreciation and amortization) is not intended to represent a measure of performance in accordance with generally accepted accounting principles ("GAAP").EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring the Company's operating performance.

                    NTN COMMUNICATIONS, INC. AND SUBSIDIARIES

                      Condensed Consolidated Balance Sheets

                                                   MARCH 31,
                                                     2005        DECEMBER 31,
                   Assets                        (UNAUDITED)        2004
                                                 -----------     -----------

Current Assets:
  Cash and cash equivalents                       $5,678,000     $6,710,000
  Restricted cash                                     66,000         66,000
  Accounts receivable - trade, net                 3,453,000      3,405,000
  Inventory                                          443,000        399,000
  Investments available-for-sale                     485,000        304,000
  Deposits on broadcast equipment                    624,000        534,000
  Deferred costs                                     990,000        960,000
  Prepaid expenses and other current
   assets                                          1,331,000      1,128,000
                                                 -----------     ----------

            Total current assets                  13,070,000     13,506,000

Broadcast equipment and fixed assets,
 net                                               7,201,000      6,451,000
Software development costs, net                      831,000        763,000
Deferred costs                                     1,039,000        922,000
Goodwill                                           3,658,000      3,658,000
Intangible assets, net                             3,468,000      4,011,000
Other assets                                         135,000         77,000
                                                 -----------     ----------
            Total assets                         $29,402,000    $29,388,000
                                                 ===========    ===========


Liabilities and Shareholders' Equity
Current Liabilities:
  Accounts payable                                $1,641,000     $1,590,000
  Accrued expenses                                 1,333,000      1,125,000
  Revolving line of credit                           500,000             --
  Accrued salaries                                   613,000        447,000
  Accrued vacation                                   623,000        635,000
  Taxes payable                                      516,000        558,000
  Obligations under capital leases                   215,000        148,000
  Deferred revenue                                 1,786,000      1,448,000
  Deferred revenue-Buzztime                          270,000        291,000
  Equipment note payable                             235,000        620,000
                                                 -----------     ----------
            Total current liabilities              7,732,000      6,862,000

Obligations under capital leases,
 excluding current portion                           235,000        123,000
Deferred revenue                                     303,000        368,000
                                                 -----------     ----------
            Total liabilities                      8,270,000      7,353,000
                                                 -----------     ----------

Shareholders' equity:
  Series A 10% cumulative convertible
   preferred stock, $.005 par value, 5,000,000 shares authorized; 161,000 shares issued and outstanding at March 31, 2005
    and December 31, 2004                          1,000              1,000
  Common stock, $.005 par value,
   84,000,000 shares authorized;
    53,336,000 and 53,026,000 shares
    issued and outstanding
    at March 31, 2005 and December
    31, 2004, respectively                           265,000        264,000
  Additional paid-in capital                     109,270,000    109,008,000
  Accumulated deficit                            (88,116,000)   (86,769,000)
  Accumulated other comprehensive
       loss                                         (288,000)      (469,000)
                                                 -----------     ----------
            Total shareholders'
             equity                               21,132,000     22,035,000
                                                 -----------     ----------

            Total liabilities and
             shareholders' equity                 29,402,000     29,388,000
                                                 ===========    ===========